Exhibit 99.1

Certification of Chief Executive Officer of
Borden Chemicals and Plastics Limited Partnership

This certification is provided pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 and accompanies the Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarterly period ended March 31, 2002, of Borden Chemicals and Plastics Limited Partnership (the “Issuer”). I, Mark J. Schneider, the Chief Executive Officer of the Issuer, certify that, to the best of my knowledge:

(i)  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 14, 2002

/S/ MARK J. SCHNEIDER
Mark J. Schneider Chief Executive Officer

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